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                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                    FOR REGISTRATION OF CERTAIN CLASSES OF
                     SECURITIES PURSUANT TO SECTION 12(b)
                 OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934


                           BERTHEL GROWTH TRUST II
                         ---------------------------
            (Exact Name of Registrant as Specified in its Charter)

        Delaware                                   42-6603601
-----------------------               ------------------------------------
(State of Organization)               (I.R.S. Employer Identification No.)

                         701 Tama Street, Building B
                                 PO Box 609
                           Marion, Iowa 52302-0609
              ---------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


      Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                           Name of each exchange
    to be so registered:                          on which each class is
                                                  registered:

          None                                              None
      ------------                                      ------------

      Securities to be registered pursuant to Section 12(g) of the Act:

                         Shares of Beneficial Interests
                           in Delaware Business Trust
                                 $10 per share
                               ------------------
                                (Title of Class)


Item 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

             (a)  CAPITAL STOCK

             The description of the Shares of Beneficial Interests, $10 per Share, of the Registrant, is set forth under the captions "Cover Page," "Prospectus Summary," and "Summary of the Declaration

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                  of Trust" in Part A of the Registrant's Registration Statement
                  on Form N-2 filed on July 7, 2000 and is incorporated hereunder in full by reference. The Registration Statement has not yet been assigned a file number.

             (b)  DEBT SECURITIES.

                  Not applicable.

             (c)  WARRANTS AND RIGHTS.

                  Not applicable.

             (d)  OTHER SECURITIES.

                  Not applicable.

Item 2.      EXHIBITS.

             1.   SPECIMENS OR COPIES OF EACH SECURITY TO BE REGISTERED:

                  Not applicable.

             2. COPIES OF ALL INSTRUMENTS DEFINING THE RIGHTS OF THE HOLDERS OF THE SHARES.

                  Form of Declaration of Trust of the Registrant (Filed as Exhibit 2.d to the Registrant's Registration Statement on Form N-2 of even date herewith. The Registration Statement has not yet been assigned a file number.

          Pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

          Dated: July 7, 2000.

                                   BERTHEL GROWTH & INCOME TRUST II

                                   By:  Berthel Fisher & Company Planning, Inc.


                                   By: /s/ Henry Royer
                                      -------------------------
                                       Henry Royer, President




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